UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2013

 AFFINITY GOLD CORP.
(Exact name of registrant as specified in its chapter)

 Nevada
(State or other jurisdiction
of incorporation

 333-142890
(Commission
File Number)

 26-4152475
(IRS Employer
Identification No.)

 13570 Grove Dr
Maple Grove, MN
(Address of principal executive offices)

 55311
(Zip Code)

Registrant's telephone number, including area code 763-424-4754

 7950 Main Street, Suite #217
Maple Grove, MN  55369
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act

        (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

        (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CRF 240.13e-4(c))

Item 8.01.  Other Events

On August 16, 2013, Affinity Gold Corp. (the "Company") issued a press release announcing that it had entered into a Letter of Intent with Colombia Crest Gold Corp. ("Colombia Crest") (TSX-V: CLB) giving Colombia Crest the right to earn a 30% interest in the Company's Peruvian gold-silver project named Machacala in exchange for an investment of an aggregate of $1,500,000 pursuant to the terms set out in the Letter of Intent and as more detailed in the press release.

A copy of the August 16, 2013 press release is attached hereto as Exhibit 99.1.

On September 19, 2013, the Company issued a press release announcing that it had entered into a definitive option agreement with Corizona Mining Partners, LLC ("Corizona") to develop and earn a 60% interest in Corizona's 966 hectare low sulphidation epithermal gold and silver project named Machacala.

A copy of the September 19, 2013 press release is attached hereto as Exhibit 99.2.

On September 26, 2013, the Company issued a press release announcing near-term outlook over the next 180 days towards becoming a precious metals producer and to begin revealing its long-term proposition.

A copy of the September 26, 2013 press release is attached hereto as Exhibit 99.3.

On November 4, 2013, the Company issued a press release announcing its recent change in OTC Markets listing status and how the Company is communicating with the OTC Markets and addressing the listing status change.

A copy of the November 4, 2013 press release is attached hereto as Exhibit 99.4.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description of Exhibit

99.1

News release dated August 16, 2013

99.2

News release dated September 19, 2013

99.3

News release dated September 26, 2013

99.4

News release dated November 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2013

 AFFINITY GOLD CORP.
 By:     /s/ Corey Sandberg
Name:  Corey Sandberg
Title: President, CEO & Director